As filed with the Securities and Exchange Commission on June 29, 2006

Investment Company Act File No. 811-21814

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2/A
REGISTRATION STATEMENT
UNDER
	THE INVESTMENT COMPANY ACT OF 1940	☒
	Amendment No. 1	☒

MERCANTILE ABSOLUTE RETURN MASTER FUND LLC
(Exact Name of Registrant as Specified in Its Charter)

Two Hopkins Plaza Baltimore, MD 21201
(Address of Principal Executive Offices)

(410) 237-5900
(Registrant’s Telephone Number, including Area Code)

Mercantile Capital Advisors, Inc. Two Hopkins Plaza Baltimore, MD 21201 Attn: Jennifer E. Vollmer
(Name and Address of Agent for Service)

Copies to:
S. Elliott Cohan Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036		Yukako Kawata Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017

EXPLANATORY NOTE

     This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, interests in the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act and the regulations thereunder. Investment in the Registrant may be made only by U.S. and non-U.S. investment companies and other investment vehicles that are “accredited investors” within the meaning of Regulation D under the 1933 Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the 1933 Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

CONTENTS OF REGISTRATION STATEMENT

     This registration statement of Mercantile Absolute Return Master Fund LLC (the “Master Fund”) contains the following documents:

Facing Sheet
Explanatory Note
Contents of Registration Statement
Part A
Part B
Part C
Signature Page
Exhibits

PART A

     Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the amended Registration Statement on Form N-2 of Mercantile Absolute Return Fund LLC (“MARF”) (1933 Act File No. 333-128721 and 1940 Act File No. 811-21088), as filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2006 (“MARF’s Registration Statement on Form N-2”).

ITEM 3.  FEE TABLE AND SYNOPSIS

     The following table describes the fees and expenses that an investor that buys and holds interests in the Master Fund will pay. The table reflects all expected ordinary operating expenses of the Master Fund. The purpose of the table is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear.

     Investors in the Master Fund will also bear any asset-based and performance-based fees and other expenses incurred by the Master Fund as an investor in the underlying investment vehicles in which the Master Fund invests its assets. These indirect items are not reflected in the following table or the example below. For a more complete description of the various fees and expenses of the Master Fund, see sections “Summary of Fees and Expenses” and “Fund Expenses” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

      Annual Expenses (as a percentage of net assets of the Master Fund):

Management Fee	1.25%
Other Expenses(1)	0.59%
Total Annual Expenses	1.84%

(1)	Because the Master Fund is a newly established investment company registered under the Investment Company Act of 1940, as amended, Other Expenses have been estimated based on anticipated contributions to the Master Fund and anticipated expenses for the current fiscal year. Other Expenses have been estimated based upon Master Fund assets of $105,691,199 and consist of fees and expenses including, without limitation, an administrative fee of 0.20% of the Master Fund’s net assets, custodian fees and expenses, Directors’ fees and Directors’ and officers’ insurance, and expenses in connection with the ongoing offering of the Master Fund’s interests. Certain transaction fees, management, incentive and administrative fees and other expenses applicable to feeder funds that invest in the Master Fund are applied at the feeder fund level rather than at the Master Fund level.

Example

     You would pay the following expenses on a $1,000 investment in the Master Fund, assuming a 5% annual return:

1 year	3 years	5 years	10 years

$24	$73	$126	$274

     The example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.

     Moreover, the rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. The Master Fund cannot provide assurance that it will achieve a 5% return, or any return, on its investments. A greater rate of return than that used in the example would increase the amount of certain fees and expenses.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT

     Mercantile Absolute Return Master Fund LLC is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was organized as a limited liability company under the laws of the State of Delaware on August 4, 2005. The Master Fund is a “master” fund within what is known in the investment company industry as a “master-feeder” structure. Within this structure, one or more feeder funds invest all or substantially all of their investable assets in a master fund. The feeder funds’ investment objectives are the same as those of the master fund. Information about the Master Fund and the master-feeder structure of which it forms a part is incorporated herein by reference from the sections “The Fund’s Structure” and “Structural Diagram” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

     Interests in the Master Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in the Master Fund generally may be made only by U.S. and non-U.S. investment companies or other investment vehicles that are both “accredited investors” within the meaning of Regulation D under the 1933 Act and “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Master Fund may decline to accept any investment in its discretion. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

     Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections “Investment Program,” “Investment Policies and Restrictions,” “Types of Investments and Related Risks” and “Other Risks” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 9.  MANAGEMENT

     A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections “Management of the Fund,” “The Manager,” “The Adviser,” “Investment Management Agreements,” “Investment Advisory Agreement,” “Administrator,” “Custodian and Escrow Agent,” and “Fund Expenses” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2. The following list identifies the specific sections of MARF’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

Item 9.1(a)	Management of the Fund – Board of Directors; Directors and Officers
Item 9.1(b)	The Manager; The Adviser; Investment Management Agreements; Investment Advisory Agreement
Item 9.1(c)	The Adviser
Item 9.1(d)	Administrator

Item 9.1(e)	Custodian and Escrow Agent
Item 9.1(f)	Summary of Fees and Expenses; Fund Expenses; Management Fee
Item 9.1(g)	Brokerage
Item 9.2(a)	Not Applicable
Item 9.2(b)	Not Applicable
Item 9.2(c)	Not Applicable
Item 9.2(d)	Not Applicable

     Mercantile Capital Advisors, Inc. (the “Manager”) is the investment manager of the Master Fund and oversees the management of the day-to-day operations of the Master Fund under the supervision of the Master Fund’s Board of Directors (the “Board”). The Manager is registered as an investment adviser under the Advisers Act and is a corporation formed under the laws of the State of Maryland. The Manager is a wholly-owned subsidiary of Mercantile-Safe Deposit & Trust Company (“MSD&T”). Mercantile Bankshares Corporation (“MBC”) is a holding company for MSD&T and its affiliates.

     The Manager has delegated its responsibilities for formulating a continuing investment program for the Master Fund and decisions regarding the Master Fund’s purchases and withdrawals of interests in the investment funds in which the Master Fund invests to Ramius HVB Partners, LLC (the “Adviser”). The Adviser is jointly owned by Ramius Capital Group, LLC (“Ramius”), a limited liability company organized under the laws of the State of Delaware, and Bayerische Hypo-und Vereinsbank AG, a German corporation (“HVB”). HVB and its affiliates comprise the third largest private-sector bank in Germany and a premier bank network in Europe with a focus on European retail and corporate customer business supplemented with customer-oriented capital market activities.

ITEM 9.3.  CONTROL PERSONS

     MARF, a Delaware limited liability company, and Mercantile Absolute Return Offshore Fund for Tax-Exempt/Deferred Investors (TEDI) LDC, a Cayman Islands limited duration company (the “Offshore Fund”), each will invest substantially all of its assets in the Master Fund. MARF and the Offshore Fund, in the aggregate, are expected to own 100% of the beneficial interests of the Master Fund. The Offshore Fund will be controlled by Mercantile Absolute Return Fund for Tax-Exempt/Deferred Investors (TEDI) LLC, a Delaware limited liability company, which will invest substantially all of its assets in the Offshore Fund and will act as the managing member of the Offshore Fund. Additional information about control persons of the Master Fund is incorporated herein by reference from section “Outstanding Securities” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 10.  CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.  CAPITAL STOCK

     The Master Fund is organized as a limited liability company under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. An investor that acquires an interest in the Master Fund (a “Member”) will agree to be bound by, and its rights in the Master Fund will be established and governed by, the Limited Liability Company Agreement dated August 4, 2005 (as amended from time to time, the “LLC Agreement”), which is included as an exhibit to this Registration Statement. The following is a summary description of certain provisions of the LLC Agreement. The description of such provisions is not definitive and is qualified in its entirety by reference to the LLC Agreement.

     The beneficial interest in the Master Fund are divided into interests (“Interests”). The amount of Interests in the Master Fund is unlimited. All Interests issued by the Master Fund are fully paid and nonassessable. Members have no preemptive or other rights to subscribe to any additional Interests or other securities issued by the Master Fund.

     The Board is vested with the right, power and authority to do all things necessary to carry out the investment objective and business of the Master Fund. Members in their capacity as such have no right to participate in the management or control of the Master Fund and may not act for or bind the Master Fund. Members have the right to vote only (i) for the election of Directors; (ii) with respect to any amendment of the LLC Agreement, to the extent and as set forth therein; and (iii) with respect to such additional matters relating to the Master Fund as may be required by the LLC Agreement, applicable law, or as the Board may consider necessary or desirable. The Board may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Board then serving.

     With respect to any matter, each Member has the right to cast a number of votes based on the value of the Member’s investment percentage at a meeting of Members called by the Board or by Members holding at least a majority of the total number of votes eligible to be cast. Members may vote in person or by proxy. Only matters set forth in the notice of a meeting may be voted on by Members at a meeting.

     Prospective investors may be admitted as Members to the Master Fund as set forth in the LLC Agreement upon, among other things, execution and delivery of the Master Fund’s investor application or certification, or without such execution and delivery, if the prospective investor through its action, including payment for an Interest, complies with the conditions of becoming a Member and agrees to be bound by the terms of the LLC Agreement. The Board may in its sole discretion reject any subscription for Interests. The Board may suspend subscriptions for Interests at any time. Interests will be issued only in transactions not requiring registration under the 1933 Act.

     The Master Fund shall be dissolved by an affirmative vote by: (1) the Board or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or upon the expiration of any two-year period that commences on the date on which any Member has submitted a written notice to the Master Fund requesting to tender its entire Interest for repurchase by the Master Fund if that Interest has not been repurchased by the Master Fund; or upon the failure of Members to elect successor Directors at a meeting called by the Manager when no Director remains to continue the business of the Master Fund; or as required by operation of law. Upon the occurrence of any event of dissolution, the Board or the Manager, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Manager to act as liquidator or is unable to perform this function), are charged with winding up the affairs of the Master Fund and liquidating its assets. Upon the liquidation of the Master Fund, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Master Fund (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

     The Master Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Limited Liability Company Act (“Delaware Act”) or other business entities pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act. The Master Fund may sell, lease or exchange all or substantially all of the Master Fund’s property upon such terms and conditions when and as authorized by the Board.

     No Member or other person holding an Interest or a portion thereof has the right to require the Master Fund to redeem its Interest or a portion thereof. No public market exists for the Interests and none is expected to develop. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Master Fund. The Board, from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Master Fund to repurchase Interests or portions thereof pursuant to written tenders. The Board expects that the Master Fund will offer to repurchase Interests from Members on a semi-annual basis in order to permit MARF, the Offshore Fund and other feeder funds to conduct repurchase offers for their interests. However, there is no assurance that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will repurchase Interests or portions thereof only on terms fair to the Master Fund and all Members.

ITEM 10.2.  LONG-TERM DEBT

     Not applicable.

ITEM 10.3.  GENERAL

     Not applicable.

ITEM 10.4.  TAXES

     Information on the taxation of the Master Fund is incorporated by reference from the section “Tax Aspects” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 10.5.  OUTSTANDING SECURITIES

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Registrant or for its Own Account	Amount Outstanding Exclusive of Amount Shown Under (3), as of May 10, 2006

Limited Liability	Unlimited	N/A	$108,500
Company Interests

ITEM 10.6.  SECURITIES RATINGS

     Not applicable.

ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES

     Not applicable.

ITEM 12.  LEGAL PROCEEDINGS

     Not applicable.

ITEM 13.  TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

     Not applicable.

PART B

     Part B of this Registration Statement of Mercantile Absolute Return Master Fund LLC should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

     Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference form MARF’s Registration Statement on Form N-2.

ITEM 14.  COVER PAGE

     Not applicable.

ITEM 15.  TABLE OF CONTENTS

     Not applicable.

ITEM 16.  GENERAL INFORMATION AND HISTORY

     Not applicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES

     Information on the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master Fund, the types of securities bought and investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund’s investment program, is incorporated by reference from the sections “Investment Program,” “Investment Policies and Restrictions,” “Types of Investments and Related Risks” and “Other Risks” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 18.  MANAGEMENT

     Information about the Directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Directors, and the committees of the Board of the Master Fund is incorporated by reference from the sections “Management of the Fund” and “Codes of Ethics” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     MARF and the Offshore Fund each will invest substantially all of its assets in the Master Fund and, in the aggregate, are expected to own 100% of the Interests. Because MARF and the Offshore Fund may at that time be deemed to control the Master Fund, MARF and the Offshore Fund may take actions affecting the Master Fund without the approval of any other investor. The addition of other investors in the Master Fund may alter MARF’s and the Offshore Fund’s ability to control the Master Fund.

     Each of MARF and the Offshore Fund has informed the Master Fund that whenever it is requested to vote on any proposal of the Master Fund, it will seek voting instructions from its interest holders on such proposal and, if required, will hold a meeting of the interest holders, and will cast its vote as instructed by its interest holders. It is anticipated that any other investor in the Master Fund would follow the same or a similar practice.

     The address of MARF and the Offshore Fund is the same as that of the Master Fund.

     As of June 30, 2006, no Director or officer of the Master Fund owned any Interests.

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

     Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the following sections in MARF’s prospectus included in MARF’s Registration Statement on Form N-2; each section is incorporated herein by reference.

Item 20.1 (a)	The Adviser
Item 20.1 (b)	The Adviser
Item 20.1 (c)	Investment Advisory Agreement; Management Fee; Incentive Fee
Item 20.2	The Adviser; Investment Advisory Agreement
Item 20.3	Not Applicable
Item 20.4	The Manager; Investment Management Agreements; Administrator; Custodian and Escrow Agent
Item 20.5	Not Applicable
Item 20.6	Custodian and Escrow Agent
Item 20.7	Accountants and Legal Counsel
Item 20.8	Not Applicable

ITEM 21.  PORTFOLIO MANAGERS

     Information concerning the Adviser’s compensation structure, other accounts managed by the Adviser, potential conflicts of interest and the Adviser’s security ownership is incorporated herein by reference from the section “The Adviser” and “Conflicts of Interest” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 22.  BROKERAGE ALLOCATION AND OTHER PRACTICES

     A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section “Brokerage” in MARF’s prospectus included in MARF’s Registration Statement on Form N-2.

ITEM 23.  TAX STATUS

     Information on the taxation of the Master Fund is incorporated by reference from the section “Tax Aspects” in MARF’s prospectus included in MARF’s Registration Statement of Form N-2.

ITEM 24.  FINANCIAL STATEMENTS

     Financial statements of the Master Fund are presented beginning on the following page.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member and Board of Directors of
Mercantile Absolute Return Master Fund LLC:

We have audited the accompanying statement of assets and liabilities of Mercantile Absolute Return Master Fund LLC (the “Fund”) and the related statement of operations as of and for the period ended May 10, 2006. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Mercantile Absolute Return Master Fund LLC as of May 10, 2006 and the results of its operations for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Chicago, Illinois
June 2, 2006

Mercantile Absolute Return Master Fund LLC
Statement of Assets and Liabilities
May 10, 2006

Assets
Cash and cash equivalents	$108,500

Total assets	108,500

Liabilities
Organization costs payable	8,500

Total liabilities	8,500

Net assets	$100,000

Member’s capital	$100,000

The accompanying notes are an integral part of the financial statements.

Mercantile Absolute Return Master Fund LLC
Statement of Operations
Period Ended May 10, 2006

Expenses
Organization costs	$8,500

Total expenses	8,500

Net investment loss	(8,500)

Net decrease in member’s capital from operating activities	$(8,500)

The accompanying notes are an integral part of the financial statements.

Mercantile Absolute Return Master Fund LLC
Notes to Financial Statements
May 10, 2006

1.	Organization

Mercantile Absolute Return Master Fund LLC (the “Master Fund”) is a limited liability company organized under the laws of the state of Delaware and registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as a closed-end, non-diversified, investment management company on August 4, 2005. The Master Fund is a “master” fund within a “master-feeder” structure. Within this structure, one or more feeder funds invest all or substantially all of their investable assets in a master fund. The feeder funds’ investment objectives are substantially the same as those of the master fund.

The Master Fund seeks capital appreciation by investing substantially all of its assets in privately placed investment vehicles, typically referred to as hedge funds (“Investment Funds”) managed by third-party investment managers (“Investment Managers”) who employ a variety of alternative investment strategies. The Master Fund invests in a portfolio of Investment Funds, each of which typically invests in either one or more absolute return strategies that tend to exhibit substantially lower volatility (as measured by standard deviation) than the average common stock trading on a U.S. exchange or an index of stocks such as the S&P 500. The asset-based fees of the Investment Managers are generally expected to range from 1% to 2% annually of the net assets under their management and the performance or incentive allocations to the Investment Managers are generally expected to range from 10% to 25% of net profits annually.

The Master Fund's Board of Directors (the "Board") has overall responsibility to manage and control the business operations of the Master Fund on behalf of the members. At least a majority of the Board is and will be persons who are not "interested persons" (as defined in the 1940 Act) with respect to the Master Fund.

Mercantile Capital Advisors, Inc. (“MCA” or the “Managing Member”) serves as the investment manager of the Master Fund subject to the ultimate supervision of and any policies established by the Board, pursuant to the terms of an investment management agreement with the Master Fund. MCA provides the Master Fund with ongoing investment guidance, policy direction, and monitoring of the Master Fund.

MCA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MCA is a wholly owned subsidiary of Mercantile Safe Deposit & Trust Company (“MSD&T”) which is a wholly owned subsidiary of Mercantile Bankshares Corporation (“MBC”), a financial holding company.

Initial and additional subscriptions for limited liability company interests (“Interests”) by eligible members are generally accepted at the beginning of each calendar month, unless otherwise determined at the discretion of MCA. The Master Fund reserves the right to reject any subscriptions for Interests in the Master Fund. The Master Fund from time to time may offer to repurchase outstanding Interests pursuant to written tenders by members. These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and absolute discretion. The Managing Member expects the Master Fund to repurchase Interests on December 31, 2006 and semi-annually thereafter.

Mercantile Absolute Return Master Fund LLC
Notes to Financial Statements
May 10, 2006

2.	Significant Accounting Policies

The Master Fund’s financial statements are prepared in conformity with accounting principles generally accepted in the United States. The following is a summary of the significant accounting policies followed by the Master Fund:

	A.	Portfolio Valuation
The net asset value of the Master Fund is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board.

Investments in Investment Funds are presented in the accompanying financial statements at fair value. Fair value as of each month-end ordinarily will be the value determined as of such month-end for each Investment Fund in accordance with the Investment Fund’s valuation policies and reported at the time of the Master Fund’s valuation. As a general matter, the fair value of the Master Fund’s interest in an Investment Fund will represent the amount that the Master Fund could reasonably expect to receive from an Investment Fund if the Master Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Master Fund believes to be reliable. In the unlikely event that an Investment Fund does not report a month-end value to the Master Fund on a timely basis, the Master Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well as any other relevant information available at such time.

Considerable judgment is required to interpret the factors used to develop estimates of fair value. Accordingly, the estimates may not be indicative of the amounts the Master Fund could realize in a current market exchange and the differences could be material to the financial statements. The use of different factors or estimation methodologies could have a significant effect on the estimated fair value.

	B.	Income Recognition and Security Transactions
Interest income is recorded on an accrual basis. Dividend income is recorded on the ex-dividend date. Realized gains and losses from Investment Fund transactions are calculated on the identified cost basis. Investments are recorded on the effective date of the subscription in the Investment Fund.

Distributions from Investment Funds, if any, will be classified as investment income or realized gains in the Statement of Operations, or alternatively, as a decrease to the cost of the investments based on the U.S. income tax characteristics of the distribution if such information is available. In cases where the tax characteristics of a distribution from an Investment Fund are not available such distribution will be classified as investment income.

Mercantile Absolute Return Master Fund LLC
Notes to Financial Statements
May 10, 2006

C.	Fund Expenses
The Master Fund will bear all expenses incurred in its business. The expenses of the Master Fund include, but are not limited to, the following: all costs and expenses related to investment transactions and positions for the Master Fund's account; legal fees; accounting and auditing fees; custodial fees; costs of computing the Master Fund's net asset value; costs of insurance; registration expenses; due diligence, including travel and related expenses; expenses of meetings of the Board and members; all costs with respect to communications to members; and other types of expenses as may be approved from time to time by the Board.

D.	Income Taxes
The Master Fund intends to be treated as a partnership for Federal income tax purposes. Each member is responsible for the tax liability or benefit relating to their distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

E.	Distribution Policy
The Master Fund has no present intention of making periodic distributions of its net investment income or capital gains, if any, to members. The amount and frequency of distributions, if any, will be determined in the sole discretion of the Board.

F.	Cash and Cash Equivalents
The Master Fund treats all highly liquid financial instruments with an original maturity of three months or less as cash equivalents.

G.	Capital Accounts
Net profits or net losses of the Master Fund for each fiscal period will be allocated to the capital accounts of members as of the last day of each fiscal period in accordance with members’ respective investment percentages of the Master Fund. Net profits or net losses will be measured as the net change in the value of the net assets of the Master Fund during a fiscal period, before giving effect to any repurchases of interest in the Master Fund, and excluding the amount of any items to be allocated to the capital accounts of the members of the Master Fund, other than in accordance with the members’ respective investment percentages.

H.	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires MCA to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reported period. MCA believes that the estimates utilized in preparing the Master Fund’s financial statements are reasonable and prudent; however, actual results could differ from these estimates.

Mercantile Absolute Return Master Fund LLC
Notes to Financial Statements
May 10, 2006

3.	Management Fee, Incentive Fee, Related Party Transactions and Other

The Master Fund pays MCA a quarterly management fee at the annual rate of 1.25% of the net asset value of the Master Fund as of the last day of the quarter including assets attributable to MCA and before giving effect to any repurchases by the Master Fund.

Ramius HVB Partners, LLC (formerly known as RCG Tapestry LLC), (the "Adviser") is the investment adviser of the Master Fund. The Adviser is registered as an investment adviser under the Advisers Act and as a Commodity Pool Operator under the Commodity Exchange Act. The Adviser is responsible for providing day-to-day investment management services to the Master Fund. In consideration for such services, MCA pays the Adviser half of the management and incentive fees earned from the Master Fund.

The Master Fund has also retained MCA to serve as the administrator to the Master Fund. The Master Fund will pay MCA an administration fee. MCA has engaged SEI Investments Global Fund Services (“SEI”) to serve as the Master Fund's sub-administrator. SEI provides administrative, accounting, and investor services to the Master Fund as well as serving in the capacity of transfer and distribution disbursing agent for the Master Fund. As compensation for services provided, MCA will pay SEI a fee pursuant to a written agreement between MCA and SEI.

SEI Private Trust Company acts as custodian (the “Custodian”) for the Master Fund’s assets. In consideration for such services, the Master Fund will pay the Custodian a monthly fee, based on month-end net assets, at an annual rate of up to 0.01%.

4.	Concentration of Risk

The Master Fund invests primarily in Investment Funds that are not registered under the 1940 Act and invest in and actively trade securities and other financial instruments using different strategies and investment techniques that may involve significant risks. These Investment Funds may invest a high percentage of their assets in specific sectors of the market in order to achieve a potentially greater investment return. As a result, the Investment Funds may be more susceptible to economic, political, and regulatory developments in a particular sector of the market, positive or negative, and may experience increased volatility of the Investment Funds’ net asset value.

Various risks are also associated with an investment in the Master Fund, including risks relating to the multi- manager structure of the Master Fund, risks relating to compensation arrangements and risks relating to the limited liquidity of Interests.

In the normal course of business the Master Fund enters into contracts that contain a variety of representations, which provide general indemnifications. The Master Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Master Fund that have not yet occurred. However, based on experience, the Master Fund expects the risk of loss to be remote.

PART C
OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Included in Part B of this Registration Statement:

Report of Independent Registered Public Accounting Firm, dated June 2, 2006
Statement of Assets and Liabilities as of May 10, 2006
Statement of Operations for the period ended May 10, 2006
Notes to Financial Statements, dated May 10, 2006

(2)	Exhibits:
	(a)(i)	Certificate of Formation(1)
	(a)(ii)	Limited Liability Company Agreement
	(b)	Not applicable
	(c)	Not applicable
	(d)	Refer to Exhibit (a)(ii)
	(e)	Not applicable
	(f)	Not applicable
	(g)(i)	Form of Investment Management Agreement between Registrant and Mercantile Capital Advisors, Inc.(2)
	(g)(ii)	Form of Investment Advisory Agreement among Registrant, Mercantile Capital Advisors, Inc. and Ramius
HVB Partners, LLC(2)
	(h)	Not applicable
	(i)	Not applicable
	(j)	Form of Custodian Services Agreement between Registrant and SEI Private Trust Company
	(k)(i)	Form of Administration Agreement between Registrant and Mercantile Capital Advisors, Inc.
	(k)(ii)	Form of Sub-Administration Agreement between Mercantile Capital Advisors, Inc. and SEI Investments
Global Funds Services(2)
	(k)(iii)	Form of Expense Limitation Agreement among Registrant, Mercantile Absolute Return Fund LLC and
Mercantile Capital Advisors, Inc.(2)
	(l)	Not applicable
	(m)	Not applicable
	(n)(i)	Opinion and Consent of Davis Polk & Wardwell on tax matters
	(n)(ii)	Consent of Independent Registered Public Accounting Firm
	(o)	Not applicable
	(p)	Form of Agreement Regarding Initial Capital(1)
	(q)	Not applicable
	(r)(i)	Code of Ethics of the Registrant(1)
	(r)(ii)	Code of Ethics of Mercantile Capital Advisors, Inc.(1)
	(r)(iii)	Code of Ethics of Ramius HVB Partners, LLC(1)
	(s)	Powers of Attorney(1)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form N-2 filed with the SEC on September 30, 2005 (Exhibits (2)(a)(i), (2)(p), (2)(r)(i)-(iii) and (2)(s)) (Reg. No. 811-21814).

(2)	Incorporated herein by reference to MARF’s Registration Statement on Form N-2 (1933 Act File No. 333- 128721 and 1940 Act File No. 811-21088) filed with the SEC on June 29, 2006 (Exhibits 2(g)(ii), (2)(g)(iii), (2)(k)(ii) and (2)(k)(iv)).

ITEM 26.  MARKETING ARRANGEMENTS

     Not applicable.

ITEM 27.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All figures are estimates.

Registration fees	$0
Accounting fees and expenses	$8,500
Legal fees and expenses	$30,000
Printing and engraving expenses	$500
Other expenses	$1,000

Total	$40,000

ITEM 28.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

     The following entities may be considered to be under common control with the Registrant at the time of this filing:

      Mercantile Absolute Return Fund LLC;

      Mercantile Absolute Return Fund for Tax-Exempt/Deferred Investors (TEDI) LLC;

      Mercantile Alternative Strategies Fund LLC;

      Mercantile Alternative Strategies Fund for Tax-Exempt/Deferred Investors (TEDI) LLC;

      Mercantile Alternative Strategies Master Fund LLC;

      Mercantile Long-Short Manager Fund LLC;

       Mercantile Long-Short Manager Fund for Tax-Exempt/Deferred Investors (TEDI) LLC;

      Mercantile Long-Short Manager Master Fund LLC;

      (each organized under the laws of Delaware); and

     Mercantile Funds, Inc. (organized under the laws of Maryland)

      Each of these entities has a Board of Directors that is identical in composition to the Board of Directors of each other entity and the Registrant. In addition, Mercantile-Safe Deposit & Trust Company, a trust company licensed in the State of Maryland, owns in excess of 25% of the voting securities of each of the above entities. MSD&T is a wholly-owned subsidiary of Mercantile Bankshares Corporation, a financial holding company regulated by the Board of Governors of the Federal Reserve System. MBC owns in excess of 25% of each of the above entities other than Mercantile Funds, Inc.

ITEM 29.  NUMBER OF HOLDERS OF SECURITIES

     The following table sets forth the number of record holders of each class of the Registrant’s securities at May 31, 2006.

Title of Class	Number of Record Holders

Limited liability company interests	1

ITEM 30.  INDEMNIFICATION

     Registrant’s LLC Agreement contains provisions limiting the liability, and providing indemnification, of the Registrant’s Directors and officers under certain circumstances.

     Registrant hereby undertakes that it will apply the indemnification provision of the Registrant’s LLC Agreement in a manner consistent with Release 40-11330 of the SEC under the 1940 Act, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

     Insofar as indemnification for liability arising under the 1933 Act, may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Item 30, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     Information as to the directors, executive officers and members of Mercantile Capital Advisors, Inc., the Registrant’s investment manager, and of Ramius HVB Partners, LLC, the Registrant’s investment adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such persons or entities in the last two years is incorporated by reference from “Item 31. Business and Other Connections of Investment Adviser” in MARF’s Registration Statement on Form N-2.

ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of Mercantile Capital Advisors, Inc., the Registrant’s investment manager and administrator, at Two Hopkins Plaza, Baltimore, Maryland 21201.

ITEMS 33.  MANAGEMENT SERVICES

     Not applicable.

ITEM 34.  UNDERTAKINGS

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on the 29th day of June 2006.

Mercantile Absolute Return Master Fund LLC

By:	*

	Name:	Kevin A. McCreadie
	Title:	President

*By:	/s/ Savonne L. Ferguson

as attorney-in-fact

*	Pursuant to power of attorney filed as part of the Registrant’s Registration Statement on Form N-2 filed with the SEC on September 30, 2005 (Exhibit (2)(s)) (Reg. No. 811-21814).

INDEX TO EXHIBITS

Exhibit Number	Description

2(a)(ii)	Limited Liability Company Agreement
2(j)	Form of Custodian Services Agreement between Registrant and SEI Private Trust Company
2(k)(ii)	Form of Administration Agreement between Registrant and Mercantile Capital Advisors, Inc.
2(n)(i)	Opinion and Consent of Davis Polk & Wardwell on tax matters
2(n)(ii)	Consent of Independent Registered Public Accounting Firm